FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report (Date of Earliest
               Event Reported):  December 15, 1997




                     GIBSON GREETINGS, INC.
----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

  Delaware                 0-11902               52-1242761
----------------------------------------------------------------
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)



            2100 Section Road, Cincinnati, Ohio  45237
----------------------------------------------------------------
            (Address of principal executive offices)


Registrant's telephone number, including area code:(513)841-6600
                                                   -------------
    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.

Item 5.   Other Events
          ------------
          The press release of Gibson Greetings, Inc. (the "Company"), dated December 15, 1997, announcing that The Paper Warehouse, Inc. of Minneapolis, Minnesota, has signed a letter of intent to acquire the Company's subsidiary, The Paper Factory of Wisconsin, Inc., is filed as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits
          -----------------------------------------------------
(a)  Financial Statements of Business Acquired.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits

     Number         Description
     ------         -----------

       99           Press Release dated December 15, 1997
                           SIGNATURES
                           ----------


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 22, 1997      GIBSON GREETINGS, INC.



                              By /s/ James T. Wilson
                                 James T. Wilson
                                 Executive Vice President -
                                 Finance & Operations and
                                 Chief Financial Officer

                                                       Exhibit 99



NEWS RELEASE
------------



Gibson Greetings Announces Letter of Agreement for Sale of The
Paper Factory

     CINCINNATI, Dec. 15/PRNewswire/ -- Gibson Greetings Inc.
(Nasdaq:  GIBG) announced today that The Paper Warehouse (Nasdaq:

PWHS) of Minneapolis, MN, has signed a letter of intent to acquire The Paper Factory from Gibson Greetings for approximately $38.6 million in cash.
     The Appleton, Wisconsin-based Paper Factory currently operates 190 party goods stores in 40 states under the names Paper Factory, Greetings n' More and Great Party. The Paper Factory had net sales of approximately $55.2 million for the nine months ended September 30, 1997. Under the terms of a long-term supply agreement, Gibson Greetings will continue to supply The Paper Factory with Gibson product.
     Frank O'Connell, Chairman, President and Chief Executive Officer of Gibson Greetings commented that "The sale of Paper Factory is consistent with our long-term, strategic objectives of transforming Gibson into a multifaceted entertainment company. The cash raised from the sale will enable us to redeploy those assets."
     The proposed transaction is subject to customary closing conditions, including a due diligence review, execution of a definitive purchase agreement, financing, third party consents, and regulatory approvals. If these conditions are satisfied, the transaction is anticipated to close in late January 1998.
     Gibson Greetings, Inc., (Nasdaq: GIBG) an industry innovator in the greeting card business, is pursuing a growth strategy of marketing relationship-fostering products that provide strong entertainment value. This is being achieved by developing proprietary new products, building alliances with dynamic independent card companies, negotiating major licensing agreements and deploying high-energy, retail shopping environments in a wide spectrum of major retail stores. Gibson Greetings manufactures and distributes more than 24,000 individual relationship communication products (5,000 new products in the last year), including greeting cards, gift wrap, party goods and licensed products. Gibson's content can be found on the Internet through Greet Street's E-greetings(R) at www.greetst.com. Gibson's greeting cards are also available for purchase through Peapod at www.peapod.com.
     For more information on Gibson Greetings, please visit www.gibsongreetings.com.